Exhibit 99.2

News Release
FOR IMMEDIATE RELEASE

With Acquisition of Business Signatures, Entrust Paves a Fast Track for Consumer Protection Online

Zero Touch Fraud Detection™ solution to complement Entrust IdentityGuard platform, giving organizations more choice and flexibility for strong authentication to help meet FFIEC and other requirements

DALLAS – July 20, 2006 – Organizations around the world are struggling to mitigate an online security conundrum. Consumers want stronger security for online transaction integrity but will not pay for it, and most solutions on the market are difficult to implement, very expensive and user-unfriendly. In addition to this, financial institutions in the United States are being forced by the Federal Financial Institutions Examination Council (FFIEC) to implement stronger security measures for online customers by the end of the year. Today, organizations caught in this quagmire get some welcome relief because Entrust, Inc. [NASDAQ: ENTU] has acquired Business Signatures Corporation, a leading supplier of Zero Touch Fraud Detection™ solutions.

“Financial institutions in the United States are up against the year end FFIEC deadline, and only 20 percent have made it past the first phase of the implementation because the solutions on the market are too hard and invasive,” said Entrust Chairman, President and Chief Executive Officer Bill Conner. “Because of implementation difficulty, organizations are moving away from hardware solutions and choosing software that is easy to get up and running and doesn’t interrupt their user’s experience.”

Rather than invading back end business applications or siphoning off data to an offsite location to analyze, the “zero touch” approach sips data from the pipe as it goes by, making this fraud detection method non-invasive, highly reliable and real time. Combined with Entrust’s award-winning authentication platform, Entrust IdentityGuard, Entrust will be able to offer a comprehensive Zero Touch Fraud Detection and consumer authentication solution to its customers. This new offering will be easy to implement, user-friendly and cost effective to implement with the ability to evolve over time.

“The Business Signatures solution helps us provide market leading fraud protection to our customers. The non-invasive applications approach was particularly attractive,” said Marc West, chief information officer and senior vice president of H&R Block. “We feel that Entrust’s plans to combine this zero touch capability with their own award-winning authentication platform will offer more security options that don’t interrupt our applications or our user experience.”

Unlike other fraud detection solutions, the Business Signatures eFraud™ product provides a real time fraud detection capability that requires no changes to the business application. Organizations rapidly can deploy the solution and begin passively monitoring user activity – quickly identifying and responding to suspicious behavior. This also allows for sophisticated fraud analytics to be performed to identify and respond to evolving threats. The zero touch nature of the eFraud product helps allow organizations to take advantage of these capabilities in a fraction of the time compared to other approaches.

“Combining fraud detection with authentication is a good solution for enterprises that want to reduce online fraud losses and/or comply with government mandates to secure online banking,” noted Avivah Litan, Gartner vice president and distinguished analyst in a recent report. “Vendor solutions should increase security and minimize customer disruption by providing low false-positive fraud detection rates, risk scoring models that depend on minimal data, and various authentication options that can be deployed selectively, based on the level of user risk.”

Entrust purchased Business Signatures for a total consideration of approximately $50 million in cash. From a GAAP accounting perspective, the total purchase price is expected to be approximately $55.0 million, including assumed stock options, transaction expenses and net asset value. Entrust expects Business Signatures to add in the

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range of $3.0 million to $4.0 million in revenue over the remainder of 2006 and targets approximately $10.0 million in revenue over the next twelve months. In addition, Entrust anticipates that the acquisition will be dilutive in 2006 and will be accretive in 2007.

“The powerful combination of Entrust IdentityGuard authentication platform with Business Signatures’ Zero Touch Fraud Detection solution will give financial institutions both a quick fix to help meet FFIEC guidelines, as well as a path to the holy grail of easy-to-use consumer authentication,” said Business Signatures Chairman, Chief Executive Officer and Co-founder Peter Relan. “It’s really a beautiful marriage that provides the least invasive experience both for the end user and the IT security folks who have to implement this platform.”

Giving Entrust a West Coast presence in Redwood City, California, Business Signatures was founded in 2001 by former executives from Oracle, HP and Cisco. It originally was funded by the Texas Pacific Group, Walden International, Ram Shriram of Google and Dave Roux of Silver Lake Partners. The company has just over 40 employees.

In addition to its Zero Touch Fraud Detection platform, Business Signatures brings with it a strong blue-chip customer base that includes three of the top 10 global banks and H&R Block.

“With Business Signatures’ technology, we add one more powerful platform to our security arsenal with Zero Touch Fraud Detection. This will be a welcome branch of rescue to organizations that have been caught in the online security quicksand,” Conner adds. “We worry about security, so our customers don’t have to.”

Entrust will host a live teleconference and Webcast on Thursday, July 20, 2006 at 8:30 a.m. (Eastern), featuring Chairman, President and CEO Bill Conner and Chief Financial Officer David Wagner to discuss the company’s fiscal second quarter results and its acquisition of Business Signatures. The conference call audio will be available live via dial-in at 1-800-814-3911 and via the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=73119&eventID=1346940. Please log on approximately 15 minutes before the Webcast begins in order to register and to download and install any necessary audio software. An archive of the Webcast will be available for 90 days at the above Internet address.

For those unable to attend the live conference call, an audio replay will be available beginning at 10:30 a.m. (Eastern), Thursday, July 20, 2006, through Wednesday, August, 2, 2006 at 11:59 p.m. (Eastern). The North American replay number is 1- 877-289-8525 and the International replay number is 416-640-1917. Both numbers have a pass code of 21195475#.

About Entrust

Entrust, Inc. [NASDAQ: ENTU] is a world leader in securing digital identities and information. Over 1,500 enterprises and government agencies in more than 50 countries use Entrust solutions to help secure the digital lives of their citizens, customers, employees and partners. Our proven software and services can help customers in achieving regulatory and corporate compliance, while helping to turn security challenges such as identity theft and e-mail security into business opportunities. For more information on how Entrust can help secure your digital life, please visit: www.entrust.com

Entrust is a registered trademark of Entrust, Inc. in the United States and certain other countries. In Canada, Entrust is a registered trademark of Entrust Limited. All Entrust product names are trademarks or registered trademarks of Entrust, Inc. or Entrust Limited. All other company and product names are trademarks or registered trademarks of their respective owners.

Gartner quote source: “How to Evaluate Combined Fraud Detection and Authentication Services,” Avivah Litan, April 27, 2006.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the acquisition by Entrust of Business Signatures, the related services and products Entrust expects to release and provide and the expected benefits of such acquisition, products and services, including on Entrust’s future revenue and earnings. These statements are based on Entrust’s management’s current expectations or beliefs and are subject to various known and unknown risks and uncertainties and Entrust cautions you that any forward-looking information provided by or on behalf of Entrust is not a guarantee of future results, performance or achievements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, changes in customer requirements, risks associated with Entrust’s integration of

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Business Signatures’ operations, incorrect assumptions Entrust might make, changes in economic, business, competitive, technological and/or regulatory factors, and the risk factors detailed from time to time in Entrust’s periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation Entrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Entrust’s Quarterly Report on Form 10-Q for the fiscal first quarter ended March 31, 2006. In addition, the forward-looking statements included in this press release represent Entrust’s views as of the date of this press release and these views could change. Entrust is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

For more information:

Investor Contact: David Rockvam Investor Relations 972-713-5824 david.rockvam@entrust.com	Media Contact: Michelle Metzger Media Relations 972-713-5866 michelle.metzger@entrust.com